The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-249273
SUBJECT TO COMPLETION, DATED OCTOBER 7, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 14, 2020)
Shares of Common Stock
Warrants to Purchase up to        Shares of Common Stock

Agile Therapeutics, Inc. is offering           shares of common stock and warrants to purchase up to        shares of our common stock.
The public offering price for each share of common stock and accompanying warrant to purchase           of common stock is $    . The warrants have an exercise price of $     per share, are exercisable immediately and will expire      from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the warrants.
The shares of common stock and the accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.
The public offering price per share of common stock and the public offering price per warrant will be determined between us, the underwriter, and investors based on market conditions at the time of pricing.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AGRX.” The last reported sale price of our common stock on the Nasdaq Capital Market on October 6, 2021 was $0.94 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 and in the documents incorporated by reference in this prospectus supplement.
	Per Share and accompanying Warrant	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Offering proceeds to us, before expenses	$	$

(1)
Includes $     per warrant for the accompanying warrants.

(2)
We refer you to the section entitled “Underwriting” beginning on page S-16 of this prospectus supplement for additional information regarding total underwriter compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares of common stock and warrants to investors on or about October   , 2021, subject to customary closing conditions.
Oppenheimer & Co.
The date of this prospectus supplement is October   , 2021.

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.
Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus together constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectuses that we have authorized for use in connection with this offering is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled “Information Incorporated by Reference.”
This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and

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you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the information incorporated by reference into our prospectus or this prospectus supplement, contains, and any other prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:
•
our ability to successfully commercialize Twirla, our only approved product;

•
the rate and degree of market acceptance of Twirla by physicians, patients, third-party payors and others in the healthcare community;

•
our ability to obtain adequate coverage and reimbursement for Twirla in the United States from private and public third-party payors;

•
the size and growth of the markets for Twirla and our product candidates and our ability to serve those markets;

•
the effects of the ongoing COVID-19 pandemic on our commercialization efforts, supply chain, salesforce access to healthcare providers, clinical trials, operations and the operations of third parties we rely on for services such as manufacturing, marketing support and sales support, as well as the effects of the COVID-19 pandemic on our potential customer base;

•
regulatory and legislative developments in the United States and foreign countries, which could include, among other things, a government shutdown;

•
our available cash and our ability to obtain additional funding to fund our business plan without delay and to continue as a going concern;

•
the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•
our ability to timely obtain from our third-party manufacturer, Corium, sufficient quantities or quality of Twirla and our potential product candidates or other materials required for a clinical trial or other tests and studies;

•
the ability of Corium to produce commercial supply in quantities and quality sufficient to satisfy market demand for Twirla;

•
the performance and financial condition of Corium or any of their suppliers;

•
our ability to design and successfully complete a post-marketing long-term, prospective observational safety study comparing risks for venous thromboembolism, or VTE, and arterial thromboembolism, or ATE, in new users of Twirla to new users of oral combined hormonal contraceptives, or CHCs, and new users of Xulane in U.S. women of reproductive age using CHCs and successfully conduct a small post-marketing commitment, or PMC, study to assess the residual drug content of Twirla after use;

•
our ability to maintain regulatory approval of Twirla and our ability to obtain regulatory approval of our potential product candidates, and the labeling under any approval we obtain;

S-iii

•
our ability to obtain and maintain intellectual property protection for Twirla and our product candidates;

•
the success and timing of our clinical trials or other studies, including post-marketing studies for Twirla;

•
our plans to develop our other potential product candidates;

•
development of unexpected safety or efficacy concerns related to Twirla;

•
our ability to continue to develop and maintain successful sales and marketing capabilities, including our ability to maintain an effective sales force or failure to implement and maintain an effective health care compliance program;

•
our ability to retain key employees and recruit the additional personnel we will need to support our commercialization plan for Twirla;

•
our ability to successfully implement our strategy; and

•
our use of the proceeds from this offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in our prospectus or this prospectus supplement or in the documents incorporated by reference in our prospectus and this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in our prospectus and this prospectus supplement, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any further supplements to our prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in our prospectus or this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-iv

SUMMARY
This summary highlights information contained in other parts of this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our financial statements and the related notes included or incorporated by reference herein or therein, before deciding to invest in our securities. Unless the context requires otherwise, references in this prospectus to “Agile,” “we,” “us” and “our” refer to Agile Therapeutics, Inc.
Company Overview
We are a women’s healthcare company dedicated to fulfilling the unmet health needs of today’s women. We have remained steadfast in our commitment to innovate in women’s healthcare where there continues to be unmet needs — not only in contraception — but also in other meaningful women’s health therapeutic areas.
Our first product, Twirla, which was approved in February 2020 and launched in early December 2020, is a once weekly prescription combination hormonal contraceptive patch. It delivers a dose of estrogen consistent with commonly prescribed combined hormonal contraceptives, or CHCs, and lower than the estrogen dose found in other marketed contraceptive patches. We believe there is a market need for a contraceptive patch that is designed to deliver approximately 30 mcg of estrogen and 120 mcg of progestin in a convenient dosage form that may support compliance in a noninvasive fashion. Twirla leverages our proprietary transdermal patch technology called Skinfusion®. Skinfusion is designed to allow drug delivery through the skin while optimizing patch adhesion and patient comfort and wearability, which may help support compliance.
With the approval of Twirla we are now focused on our advancement as a commercial company. Throughout 2021, we have sought to advance our commercialization plan for Twirla, with the goal of establishing an initial franchise in the contraceptive market, and ultimately, pursuing opportunities to broaden our portfolio to address areas of unmet medical need in women’s health.
Current public health threats could adversely affect our ongoing or planned business operations. In particular, the ongoing COVID-19 pandemic and the development of new variants, such as the delta variant, have resulted in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, and stay at home orders. The effect of these orders, government imposed quarantines and measures we have taken, such as implementing work-at-home policies, may negatively impact productivity, disrupt our business and/or could adversely affect our commercialization plans and results. We cannot presently predict the scope and severity of any future potential business shutdowns or disruptions, but if we or any of the third parties with whom we engage, including personnel at third-party manufacturing facilities and other third parties with whom we conduct business, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timeline presently planned could be materially and adversely impacted. It is unknown how long these conditions will last and what the complete effect will be on us. During the pandemic, some of our business activities have been slowed and taken longer to complete and we continue to adjust to the challenges of operating in a largely remote setting with our employees. We launched our commercial activities for Twirla and began engaging with healthcare providers to promote Twirla in December 2020. In some instances our sales force has encountered challenges engaging with healthcare providers during this on-going pandemic. Although many areas of the United States have begun to re-open access to offices and other commercial facilities, there continue to be areas where restrictions remain in place, which may have the potential to affect our ability to conduct our business. Overall, we recognize the challenges of launching in a pandemic, will continue to closely monitor events as they develop and plan for alternative and mitigating measures that we can implement if needed.

Corporate Information
Information concerning our business is contained in the documents that we file with the SEC as a reporting company under the Securities Exchange Act of 1934, as amended, which are accessible at www.sec.gov, and on our website at www.agiletherapeutics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities. We have included our website address in this prospectus solely as an inactive textual reference.
Our principal executive offices are located at 101 Poor Farm Road, Princeton, New Jersey 08540, and our telephone number is (609) 683-1880.

THE OFFERING
Common stock offered by us
      shares of common stock.
Warrants offered by us
Warrants to purchase an aggregate of        shares of our common stock. Each share of our common stock is being sold together with a warrant to purchase           of our common stock. Each warrant has an exercise price of $       per share, is immediately excersiable and will expire on the anniversary of the original issuance date. The shares of common stock and the accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also related to the offering of the shares of common stock issuable upon exercise of the warrants. See “Description of Securities We are Offering” on page S-14 of this prospectus supplement.
Total common stock to be outstanding after this offering
      shares.
Use of proceeds
We intend to use the net proceeds of this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds.”
Insider Participation
Certain of our officers and directors have indicated they intend to purchase an aggregate of less than 1% of the securities to be sold in this offering at the offering price and on the same terms as the other purchasers in this offering.
Risk factors
You should read the “Risk Factors” section of this prospectus supplement beginning on page S-5 and the documents referred to therein for a discussion of factors to consider carefully before deciding to invest in our securities.
Nasdaq Capital Market symbol
AGRX
The number of shares of our common stock to be outstanding after this offering is based on 92,928,205 shares of our common stock outstanding as of June 30, 2021, and excludes:
•
10,352,326 shares of common stock issuable upon the exercise of outstanding options to purchase common stock as of June 30, 2021 at a weighted average exercise price of $2.85 per share;

•
253,697 shares of common stock issuable upon the vesting of outstanding restricted stock units as of June 30, 2021;

•
1,602,580 shares of common stock reserved for future issuance under our 2014 Amended and Restated Incentive Compensation Plan as of June 30, 2021; and

•
1,850,000 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2021 at a weighted average exercise price of $3.88 per share.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares of common stock that will be outstanding after this offering, assumes the following:
•
no exercise of the warrants offered and sold in this offering; and

•
no exercise of outstanding options or other warrants after June 30, 2021.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the Section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, each as filed with the SEC and which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”
Risks Related to This Offering
The ongoing outbreak of the novel strain of coronavirus, or COVID-19, or other similar public health crises, could have a material adverse impact on our business, financial condition and results of operations, including our ability to successfully produce, market, and distribute Twirla®.
In December 2019, a novel strain of coronavirus (SARS-CoV-2), now referred to as COVID-19, surfaced in Wuhan, China. Since then, the virus has spread globally to multiple countries, including the United States. The impact of this pandemic has been and will likely continue to be extensive, affecting many aspects of society, and it has resulted in and will likely continue to result in significant disruptions to global business activities and capital markets around the world, including as emerging variants of the virus, such as the delta variant, are detected and continue to spread.
As a result of the COVID-19 pandemic, or similar pandemics, we may experience disruptions that could severely affect our business, including our plans to clinically develop and commercialize our products. We may not be able to meet expectations with respect to our anticipated commercial launch of Twirla, our first approved product, which we plan to begin manufacturing on a commercial scale in the second half of 2020.
Global business interruptions resulting from COVID-19 may adversely impact our third-party manufacturer, Corium, whom we rely upon for the manufacture of Twirla, as well as its suppliers of raw materials. If Corium or any of its suppliers of raw materials are adversely impacted by the COVID-19 pandemic or the restrictions resulting from the pandemic, if they cannot obtain the necessary supplies, or if such third parties need to prioritize other products or customers over us, including under the Defense Production Act, we may experience delays or disruptions in our supply chain, which could have a material and adverse impact on our business. Third party manufacturers may also need to implement measures and changes, or deviate from typical requirements because of the COVID-19 pandemic that may otherwise adversely impact our supply chains or the quality of the resulting products or supplies. Depending on the change, we may need to obtain FDA pre-approval or otherwise provide FDA with a notification of the change. As a result, we may not be able to obtain sufficient quantities of Twirla, which could impair our ability to commercialize Twirla and conduct the post-marketing studies requested by the U.S. Food and Drug Administration, or the FDA, in connection with the approval of Twirla. In addition, if there are continued or future disruptions, our third-party manufacturers may not be able to supply our other potential product candidates, which would adversely affect our research and development activities.
Further, many jurisdictions have implemented travel restrictions and expansive social distancing orders. These measures may have a material adverse impact on the third-party consultants who assist us with our sales and marketing functions, as well as on our ability to develop our own sales and marketing infrastructure. For example, such social distancing orders could limit the ability of sales representatives to interact with healthcare providers and also restrict the ability of patients to interact with their healthcare providers and obtain prescriptions for our products. Patients may also be more reticent to visit their providers to obtain Twirla prescriptions during the COVID-19 pandemic. This could negatively affect our ability to commercialize Twirla as well as market our other potential product candidates.

Delays in the ability to manufacture commercial supplies of Twirla and disruptions in the operation of a sales force for Twirla could also adversely affect our financial position. Three vaccines for COVID-19 have been granted Emergency Use Authorization by the FDA, and one has subsequently been granted full FDA approval, and additional booster shots have been authorized for certain populations and more are likely to be authorized in the coming months. The resultant demand for vaccines and potential for manufacturing facilities and materials to be commandeered under the Defense Production Act of 1950, or equivalent foreign legislation, may make it more difficult to obtain materials or manufacturing slots for the products needed for our clinical trials and/or commercial product, which could lead to delays in these trials and/or issues with our commercial supply. If the COVID-19 pandemic or other factors impact our current business plan or our ability to generate revenue from the launch of Twirla, we believe we have the ability to revise our commercial plans, including curtailing sales and marketing spending, to allow us to continue to fund our operations. While we have established inventory levels of Twirla in an effort to mitigate risks to our supply chain, significant delays in the timelines to manufacture commercial supply of Twirla, and/or the ability of a salesforce to engage with healthcare providers could delay, or even prevent, our ability to generate revenue, which in turn could require us to raise additional capital if the revisions to our commercial plans are inadequate or management determines that it is necessary.
Additionally, certain of our clinical activities, including the post-marketing studies requested by the FDA in connection with the approval of Twirla, as well as any product development activities that we have planned, may be delayed or interrupted, compromising our ability to maintain regulatory approval for Twirla and our future ability to obtain marketing approval for our other potential product candidates. By example, the pandemic may result in slower enrollment than we anticipated, the need to suspend enrollment into studies, patient withdrawals, postponement of planned clinical or preclinical studies, redirection of site resources from studies, study modification, suspension, or termination, the introduction of remote study procedures and modified informed consent procedures, study site changes, direct delivery of investigational products to patient homes requiring state licensing, study deviations or noncompliance, and changes or delays in site monitoring. The foregoing may require that we consult with relevant review and ethics committees, IRBs, and the FDA. The foregoing may also impact the integrity of our study data. The effects of the COVID-19 pandemic may also increase the need for clinical trial patient monitoring and regulatory reporting of adverse effects. The pandemic could further impact our ability to interact with the FDA or other regulatory authorities, and may result in delays in the conduct of inspections or review of pending applications or submissions. Since March 2020, foreign and domestic inspections by the FDA have largely been on hold with FDA announcing plans in July 2020 to resume prioritized domestic inspections. Should FDA determine that an inspection is necessary for approval of a marketing application and an inspection cannot be completed during the review cycle due to restrictions on travel, FDA has stated that it generally intends to issue a complete response letter. Further, if there is inadequate information to make a determination on the acceptability of a facility, FDA may defer action on the application until an inspection can be completed. In 2020, several companies announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications. Regulatory authorities outside the U.S. may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic and may experience delays in their regulatory activities. In 2020, FDA noted it was continuing to ensure timely reviews of applications for medical products during the COVID-19 pandemic in line with its user fee performance goals; however, FDA may not be able to continue its current pace and approval timelines could be extended, including where a pre-approval inspection or an inspection of clinical sites is required and due to the COVID-19 pandemic and travel restrictions FDA is unable to complete such required inspections during the review period. Due to the potential impact of the COVID-19 pandemic on clinical trials, drug development, and manufacturing, FDA issued a number of guidances concerning how sponsors and investigators may address these challenges. FDA’s guidance is continually evolving. Any of these factors could significantly impair our ability to generate revenue in the future and to attain and maintain profitability.
The COVID-19 pandemic may result in changes in laws and regulations. For example, in March 2020, the CARES Act, which includes various provisions regarding FDA drug shortage reporting requirements, as well as provisions regarding supply chain security, such as risk management plan requirements, and the promotion of supply chain redundancy and domestic manufacturing, was implemented. This and any future changes in law may require that we change our internal processes and procedures to ensure continued compliance.

The price of our common stock may be volatile and fluctuate substantially, and you may not be able to resell your shares at or above the public offering price.
The market price for shares of our common stock may be subject to wide fluctuations in response to many risk factors, including:
•
Our failure to commercialize Twirla or develop and commercialize additional potential product candidates;

•
Unanticipated efficacy, safety or tolerability concerns related to the use of Twirla;

•
Regulatory actions with respect to Twirla;

•
Inability to obtain adequate product supply of Twirla or inability to do so at acceptable prices;

•
Adverse results or delays in our clinical trials for our potential product candidates;

•
Changes in laws or regulations applicable to Twirla or any future potential product candidates, including but not limited to clinical trial requirements for approvals, post-approval requirements, and product marketing, advertising, and promotional requirements and limitations;

•
Actual or anticipated fluctuations in our financial condition and operating results;

•
Actual or anticipated changes in our growth rate relative to our competitors;

•
Competition from existing products or new products that may emerge;

•
Announcements by us, our collaborators or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•
Failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•
Issuance of new or updated research or reports by securities analysts;

•
Fluctuations in the valuation of companies perceived by investors to be comparable to us;

•
Share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•
Additions or departures of key personnel;

•
Disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•
Announcement or expectation of additional debt or equity financing efforts;

•
Sales of our common stock by us, our insiders or our other stockholders; and

•
General economic and market conditions.

In addition, the stock market has experienced significant volatility, particularly with respect to pharmaceutical and other life sciences company stocks. The volatility of such stocks often does not relate to individual company performance. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our product candidates or, to a lesser extent, our markets. In the past, securities class-action litigation has often been instituted against companies following periods of volatility in their stock price. We may face securities class-action litigation if we fail to commercialize Twirla or cannot obtain regulatory approvals for our product candidates. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources, which could materially harm our financial condition and results of operations.
There is no public market for the warrants being offered in this offering.
There is no established trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of these warrants will be limited.

Holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.
Until holders of the warrants acquire shares of our common stock upon exercise of such warrants, the holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.
The warrants being offered may not have value.
The warrants being offered by us in this offering have an exercise price of $     per share, subject to certain adjustments, and expire years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the warrants during the period when they are exercisable, the warrants may not have any value.
Certain of our outstanding common stock purchase warrants contain price protection provisions (anti-dilution protection) in the event that we sell our securities at prices lower than the current exercise price of such warrants, which may have a negative impact on the trading price of our common stock or impair our ability to raise capital.
As of October 5, 2021, we had 1,850,000 common stock purchase warrants outstanding that were issued in connection with the Perceptive Credit Agreement that contain price protection provisions in the event that we sell securities at a price per share below their respective exercise prices on or before December 31, 2022, including in this offering (collectively, “Price Protection Warrants”). The current exercise prices of the Price Protection Warrants are: 700,000 Price Protection Warrants at $3.74, 700,000 Price Protection Warrants at $4.67 and 450,000 Price Protection Warrants at $2.87. In the event that we sell securities in this offering at a price per share lower than the current exercise price of the Price Protection Warrants, their exercise prices will be reduced pursuant to a weighted-average anti-dilution formula. Any future adjustments to the exercise prices of the Price Protection Warrants may have a negative impact on the trading price of our common stock. Additionally, raising additional capital with new investors may be difficult as a result of the adjustment feature.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.
We have incurred operating losses in each year since our inception and expect to continue to incur substantial losses for the foreseeable future. Management has concluded that these factors raise substantial doubt about our ability to continue as a going concern.
We have incurred losses in each year since our inception in December 1997. Our net loss was $51.9 million, $18.6 million and $19.8 million for the years ended December 31, 2020, 2019 and 2018, respectively. As of June 30, 2021, we had an accumulated deficit of approximately $347 million. Based on our current business plan and on-going commercialization of Twirla, we believe that our cash, cash equivalents and marketable securities as of June 30, 2021 will be sufficient to meet our projected operating requirements through the end of 2021. They will not be sufficient to fund our current and planned operations through the 12 months following the date on which our Annual Report on Form 10-K for the year ended December 31, 2020 was filed, which raises substantial doubt about our ability to continue as a going concern. Substantial doubt about our ability to continue as a going concern may create negative reactions to the price of our common stock and we may have a more difficult time obtaining financing in the future.
Specialty pharmaceutical product development is a speculative undertaking, involves a substantial degree of risk and is a capital-intensive business. We expect to incur expenses without corresponding revenues until we are able to sell Twirla in significant quantities, which may not happen. We have devoted most of our financial resources to research and development, including our non-clinical development activities and clinical trials. We will require additional capital to fund our operating needs beyond 2021, including among other items, the commercialization of Twirla and advancing the development of our other potential product candidates. We may not be able to obtain sufficient additional funding to continue our operations at planned levels and be forced to reduce, or even terminate, our operations. To date, we have financed our operations primarily through sales of common stock, convertible preferred stock and convertible promissory notes and to a lesser extent, through term loans and government grants. Our potential product candidates will also require the completion of regulatory review, significant marketing efforts and substantial investment before they can provide us with any revenue.
We expect that our expenses will increase as we commercialize Twirla. As a result, we expect to continue to incur substantial losses for the foreseeable future. We are uncertain when or if we will be able to achieve or sustain profitability. If we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Any failure to become and remain profitable could impair our ability to sustain operations and adversely affect the price of our common stock and our ability to raise additional capital. We are significantly dependent on the success of Twirla, and if we do not achieve the commercial success of Twirla and/or are unable to obtain additional funding, we will need to reassess our operating capital needs and may be unable to continue our operations at planned levels and be forced to reduce, or even terminate, our operations.
Our forecast of the period of time through which our financial resources will be adequate to support our operating requirements is a forward- looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section and Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K filed with the SEC on March 1, 2021, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, each as filed with the SEC. We have based this estimate on a number of assumptions that may prove to be wrong, and changing circumstances beyond our control may cause us to consume capital more rapidly than we currently anticipate. Our inability to obtain additional funding when we need it could seriously harm our business.
Our ability to use net operating loss and tax credit carryforwards and certain built-in losses to reduce future tax payments may be limited by provisions of the Internal Revenue Code, and may be subject to further limitation as a result of this offering.
Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, contain rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership of more than 50% of its stock over a three-year period, to utilize its net operating loss and tax credit carryforwards and certain built-in losses recognized in years after the ownership change. These rules generally operate by focusing on ownership changes involving stockholders owning, directly or indirectly, 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the company. Generally, if an ownership change occurs, the yearly taxable income limitation on the use of net operating loss and tax credit carryforwards and certain built-in losses is equal to the product of the applicable long-term tax-exempt rate and the value of the company’s stock immediately before the ownership change. We may be unable to offset future taxable income, if any, with losses, or our tax liability with credits, before such losses and credits expire and therefore would incur larger federal income tax liability. Our net operating loss carryforwards arising in taxable years ending on or prior to December 31, 2017 will expire between now and 2037 if we have not used them. Net operating loss carryforwards arising in taxable years ending after December 31, 2017 are no longer subject to expiration under the Code.
In addition, it is possible that the transactions relating to our initial public offering or subsequent public offerings, either on a standalone basis or when combined with future transactions, have caused us to undergo one or more additional ownership changes. In that event, we generally would not be able to use our pre-change loss or credit carryovers or certain built-in losses prior to such ownership change to offset future taxable income in excess of the annual limitations imposed by Sections 382 and 383 of the Code. We have not completed a study to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since our inception.
If you purchase shares of our common stock in this offering, you will suffer immediate dilution of your investment.
The effective public offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering, in which case you may incur an immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering or the shares of common stock underlying the warrants you purchase in this offering. After giving effect to the sale by us of shares of our common stock and accompanying warrants to purchase shares of our common stock at the public offering price of $       per share of common stock and accompanying warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $       per share, representing the difference between the effective public offering price per share and our as adjusted net tangible book value per share as of June 30, 2021 after giving effect to this offering. The exercise of warrants, including the warrants issued in this offering, the exercise of outstanding stock options and the vesting of other stock awards may result in further dilution of your investment. See “Dilution.”
Raising additional capital may cause dilution to our existing stockholders or restrict our operations.
We may seek additional capital through a combination of private and public equity offerings, debt financings and strategic collaborations. The sale of additional equity or convertible debt securities could result in the issuance of additional shares of our capital stock and could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing research and development efforts, and could be forced to limit funding of our efforts to commercialize Twirla. This could harm our business, operating results and financial condition and cause the price of our common stock to fall.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $      million, after deducting the estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the warrants sold in this offering.
We intend to use the net proceeds of this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending these uses, we plan to invest these net proceeds in investment-grade, interest bearing securities.
These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from future clinical trials, and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.
DIVIDEND POLICY
We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. In addition, our Credit Agreement and Guaranty, as amended, among us, the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, as a lender and as Administrative Agent for the lenders, contains, and any other loan facilities that we may enter into may contain, restrictions on our ability to pay dividends. Subject to such restrictions, any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2021:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering and the payment of estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes incorporated by reference in this prospectus supplement and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as incorporated by reference herein.
	As of June 30, 2021
	Actual	As Adjusted(1)
	(in thousands, except share and per share data) (unaudited)
Cash and cash equivalents	$26,118
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding, actual or as adjusted	—	—
Common stock, $0.0001 par value; 150,000,000 shares authorized, 92,928,205 shares issued and outstanding, actual or shares issued and outstanding as adjusted	9
Additional paid-in capital	371,588
Accumulated other comprehensive income	—
Accumulated deficit	(346,988)
Total stockholders’ equity	24,609
Total capitalization	$24,609

(1)
The as adjusted balance sheet data reflects the sale of           shares of common stock and       warrants offered by us in this offering at the public offering price of $      per share and accompanying warrant, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The discussion and table above assume no exercise of the warrants sold in this offering.
The foregoing table and calculations are based on 92,928,205 shares of our common stock outstanding as of June 30, 2021, and exclude:
•
10,352,326 shares of common stock issuable upon the exercise of outstanding options to purchase common stock as of June 30, 2021 at a weighted average exercise price of $2.85 per share;

•
253,697 shares of common stock issuable upon the vesting of outstanding restricted stock units as of June 30, 2021;

•
1,602,580 shares of common stock reserved for future issuance under our 2014 Amended and Restated Incentive Compensation Plan as of June 30, 2021; and

•
1,850,000 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2021 at a weighted average exercise price of $3.88 per share.

DILUTION
If you invest in our common stock and warrants, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and warrant you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.
As of June 30, 2021, our net tangible book value was $24.6 million, or $0.26 per share of common stock. After giving effect to our issuance and sale of our common stock and accompanying warrants in this offering at a public offering price of $      per share and accompanying warrant, net underwriting discounts and commissions and the estimated offering expenses payable by us, the as adjusted net tangible book value as of June 30, 2021 would have been $      , or $      per share. This represents an immediate increase in as adjusted net tangible book value to existing stockholders of $      per share and an immediate dilution to new investors participating in this offering of $      per share.
The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:
Public offering price per share and accompanying warrant		$
Net tangible book value per share at June 30, 2021	$0.26
Increase in net tangible book value per share attributable to new investors purchasing securities in this offering
As adjusted net tangible book value per share after this offering
Dilution per share to new investors in this offering		$
The discussion and table above assume no exercise of the warrants sold in this offering.
The foregoing table and calculations are based on 92,928,205 shares of our common stock outstanding as of June 30, 2021, and exclude:
•
10,352,326 shares of common stock issuable upon the exercise of outstanding options to purchase common stock as of June 30, 2021 at a weighted average exercise price of $2.85 per share;

•
253,697 shares of common stock issuable upon the vesting of outstanding restricted stock units as of June 30, 2021;

•
1,602,580 shares of common stock reserved for future issuance under our 2014 Amended and Restated Incentive Compensation Plan as of June 30, 2021; and

•
1,850,000 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2021 at a weighted average exercise price of $3.88 per share.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Common Stock
We are offering shares of our common stock in this offering. See “Description of Securities” in our prospectus for more information regarding our shares of common stock.
Warrants
The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.
Warrants will be issued in certificated form only.
Duration and Exercise Price
Each warrant offered hereby has an initial exercise price per share equal to $      . The warrants are immediately exercisable and will expire on                of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
Cashless Exercise
If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.
Fundamental Transaction
In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.
Transferability
Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. We do not intend to list the warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system.
Right as a Shareholder
Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

UNDERWRITING
Underwriting
We entered into an underwriting agreement with Oppenheimer & Co. Inc. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to purchase, and we have agreed to sell to that underwriter,      shares of our common stock and       warrants to purchase shares of our common stock, at the public offering price less the underwriting discount and commissions set forth on the cover page of this prospectus supplement.
The underwriting agreement provides that the obligations of the underwriter to purchase the shares and warrants included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares and accompanying warrants if it purchases any of the shares and accompanying warrants.
Shares and the accompanying warrants sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $      per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. No such reduction will change the amount of proceeds to be received by us as set forth on the cover of this prospectus supplement.
Underwriting discounts and commissions
The following table shows the public offering price per share of common stock and accompanying warrant and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.
Per Share and accompanying Warrant
Public offering price	$
Underwriting discounts and commissions payable by us Proceeds, before expenses, to us	$
Indemnification
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.
Lock-Ups
We and our officers and directors have agreed that, for a period of 45 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Oppenheimer & Co. Inc., dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to limited exceptions. Oppenheimer & Co. Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
Nasdaq Capital Market Listing
The shares are listed on the Nasdaq Capital Market under the symbol “AGRX.” There is no established trading market for the warrants, and we do not expect a trading market to develop. We do not intend to list the warrants on The Nasdaq Capital Market or on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the warrants will be extremely limited.
Expenses and Reimbursements
We estimate that our portion of the total expenses of this offering will be $      , which includes the fees and expenses for which we have agreed to reimburse the underwriter, including the fees and disbursements of counsel for the underwriter in connection with the offering in an amount not to exceed $90,000.

Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriter may purchase and sell shares in the open market. Purchases and sales in the open market may include stabilizing purchases.
•
Short sales involve secondary market sales by the underwriter of a greater number of shares than they are required to purchase in the offering.

•
Covering transactions involve purchases of shares either pursuant to the underwriter’s option to purchase additional shares or in the open market in order to cover short positions.

•
To close a naked short position, the underwriter must purchase shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriter must purchase shares in the open market.

•
Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the The Nasdaq Capital Market, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.
In addition, in connection with this offering, the underwriter may engage in passive market making transactions in the shares on The Nasdaq Capital Market, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on The Nasdaq Capital Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriter commences passive market making transactions, it may discontinue them at any time.
Electronic Distribution
In connection with the offering, certain of the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock or accompanying warrants, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock and accompanying warrants may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock and accompanying warrants may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The underwriter may arrange to sell the common stock and accompanying warrants offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding

Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of our common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the shares of our common stock. The shares of our common stock may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEA) in relation to the shares of our common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the shares of our common stock. The shares of our common stock may only be transferred en bloc without subdivision to a single investor.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

LEGAL MATTERS
The validity of the common stock and warrants being offered in this offering will be passed upon for us by Morgan, Lewis & Bockius LLP, Princeton, New Jersey. Certain legal matters related to this offering will be passed upon for the underwriter by Duane Morris LLP, New York, New York.
EXPERTS
The financial statements of Agile Therapeutics, Inc. appearing in Agile Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Agile Therapeutics. The address of the SEC website is www.sec.gov.
We maintain a website at www.agiletherapeutics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36464. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.
The following documents are incorporated by reference into this document:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021;

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those portions of our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Stockholders filed with the SEC on April 23, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 4, 2021;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on July 26, 2021;

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our Current Reports on Form 8-K filed with the SEC on March 2, 2021, March 18, 2021, June 8, 2021, August 6, 2021 and October 4, 2021; and

•
the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on May 20, 2014, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Agile Therapeutics, Inc., Attn: Investor Relations, 101 Poor Farm Road, Princeton, New Jersey 08540. Our telephone number is (609) 683-1880.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS
$200,000,000
AGILE THERAPEUTICS, INC.
Common Stock
Preferred Stock
Warrants
Debt Securities
Rights to Purchase Common Stock, Preferred Stock,
Debt Securities or Units
Units
We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants, debt securities and rights to purchase common stock, preferred stock, debt securities or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $200,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “AGRX.” On October 1, 2020, the closing price of our common stock was $3.05.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 3 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 14, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The terms “Agile,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Agile Therapeutics, Inc., unless we state otherwise or the context indicates otherwise.

AGILE THERAPEUTICS, INC.
We are a women’s healthcare company dedicated to fulfilling the unmet health needs of today’s women. Twirla® and our potential product candidates are designed to provide women with contraceptive options that offer greater convenience and facilitate compliance. Twirla, our first and only approved product, is a once-weekly prescription combination hormonal contraceptive patch. Twirla is designed using our proprietary transdermal patch technology, called Skinfusion®, designed with properties to optimize patch adhesion and patient wearability, which may help support compliance while, for the first time, delivering a dose of estrogen consistent with commonly prescribed combined hormonal contraceptives, or CHCs. We believe there is an unmet market need for a contraceptive patch that is designed to deliver approximately 30 mcg of estrogen and 120 mcg of progestin in a convenient dosage form that may support compliance in a non-invasive fashion.
Twirla was approved for sale in the United States on February 14, 2020 as a method of contraception for use in women of reproductive potential with a body mass index, or BMI, < 30 kg/m2 for whom a combined hormonal contraceptive is appropriate. Based on the observed relationship between efficacy and BMI in a Phase 3 clinical trial, Twirla’s limitation of use instructs healthcare providers to consider Twirla’s reduced effectiveness in women with a BMI ≥ 25 to <30 kg/m2 before prescribing. Twirla is contraindicated in women with a BMI ≥ 30 kg/m2 because compared to women with a lower BMI, women in this group had reduced effectiveness and may have a higher risk for venous thromboembolisms, or VTEs.
Our principal executive offices are located at 101 Poor Farm Road, Princeton, New Jersey 08540, and our telephone number is (609) 683-1880. Our website address is www.agiletherapeutics.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.
Our filings with the SEC are posted on our website at www.agiletherapeutics.com. The information found on our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS
From time to time, in reports filed with the SEC (including this prospectus), in press releases and in other communications to stockholders or the investment community, we may provide forward-looking statements concerning possible or anticipated future results of operations or business developments. These statements are based on our management’s current expectations or predictions of future conditions, events or results based on various assumptions and our management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development and commercialization, product candidate potential, regulatory environment, sales and marketing strategies, capital resources or operating performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this prospectus should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent filings, which are incorporated by reference into this prospectus, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date of this prospectus and except as required by law, we assume no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.
You should read this prospectus and the documents that we reference in this prospectus and have been filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any issuance or sale of our common shares. Except as required by law, we do not assume any obligation to update any forward-looking statements.
RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which include, but are not limited to, preparing for the commercial launch of Twirla, the commercial launch of Twirla, maintaining regulatory compliance and approval of Twirla, providing financing for future clinical trials, capital expenditures, additions to working capital, general and administrative expenses or other corporate obligations. We may use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in businesses, products and technologies. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK
The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”
Common Stock
General
Our Amended and Restated Certificate of Incorporation provides the authority to issue 150,000,000 shares of common stock, par value $0.0001 per share. At October 1, 2020, there were 87,434,604 shares of common stock outstanding. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights, preferences and privileges of the holders of shares of any series of preferred stock that we have issued or may issue in the future.
Voting Rights
The holders of our common stock are entitled to one vote per share on any matter to be voted upon by our stockholders. Our Amended and Restated Certificate of Incorporation does not permit cumulative voting in connection with the election of directors.
Dividends
The holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from funds legally available for that purpose, subject to the holders of other classes of stock, if any, at the time outstanding having prior rights as to dividends, if any.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of creditors, subject to any prior liquidation distribution rights of holders of other classes of stock, if any, at the time outstanding.
Miscellaneous
Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. The outstanding shares of our common stock are, and the shares of common stock to be offered hereby when issued will be, validly issued, fully paid and non-assessable.
Nasdaq Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “AGRX.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. whose address is 51 Mercedes Way, Edgewood, New York 11717.
Preferred Stock
General
Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding as of the date of this prospectus. We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.
The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or change in control.
The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.
The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:
•
the series designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•
the offering price;

•
the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•
any redemption or sinking fund provisions;

•
the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•
the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•
the voting rights, if any, of shares of such series in addition to those set forth under the caption entitled, “Voting Rights” below;

•
the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•
the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

•
the conditions and restrictions, if any, on the creation of Company indebtedness, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•
any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.
Voting Rights
The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.
Other
Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.
Delaware Law and Certain Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be in effect upon completion of this offering contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. Some of these provisions:
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Authorize the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, with rights senior to those of our common stock;

•
Provide for a classified board of directors, with each director serving a staggered three-year term;

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Prohibit our stockholders from filling board vacancies, calling special stockholder meetings or taking action by written consent;

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Provide for the removal of a director only with cause and by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors;

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Require advance written notice of stockholder proposals and director nominations; and

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Require any action instituted against our officers or directors in connection with their service to the Company to be brought in the state of Delaware.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware law could make it more difficult for stockholders or potential acquirors to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our company. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.
Indemnification
Our Amended and Restated Certificate of Incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate, to the extent legally permissible, a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our Amended and Restated Certificate of Incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his or her duty of care to us. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:
•
the title of the warrants;

•
the offering price for the warrants, if any;

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the aggregate number of the warrants;

•
the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•
the terms for changes or adjustments to the exercise price of the warrants;

•
if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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the dates on which the right to exercise the warrants commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the debt securities purchasable upon exercise of the warrants;

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the terms for changes or adjustments to the exercise price of the warrants;

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if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

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if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

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the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information relating to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material United States federal income tax considerations;

•
anti-dilution provisions of the warrants, if any;

•
redemption or call provisions, if any, applicable to the warrants;

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•
any other information we think is important about the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.
As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture,” the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities — Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:
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the designation or title of the series of debt securities;

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the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

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the percentage of the principal amount at which the series of debt securities will be offered;

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the date or dates on which principal will be payable;

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the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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the terms for redemption, extension or early repayment, if any;

•
the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

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the place or places of payment, transfer, conversion and/or exchange of the debt securities;

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the provision for any sinking fund;

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any restrictive covenants;

•
events of default;

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whether the series of debt securities are issuable in certificated form;

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any provisions for legal defeasance or covenant defeasance;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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whether the debt securities are subject to subordination and the terms of such subordination;

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any listing of the debt securities on any securities exchange;

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if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

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any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities — Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:
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we do not pay the principal of, or any premium on, a debt security of the series on its due date;

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we do not pay interest on a debt security of the series within 30 days of its due date;

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we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

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we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

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we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

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any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.
Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:
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the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

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the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

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the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

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the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.
Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:
•
if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

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alternatively, we must be the surviving company;

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immediately after the transaction no Event of Default will exist;

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we must deliver certain certificates and documents to the trustee; and

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we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:
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change the stated maturity of the principal of or rate of interest on a debt security;

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reduce any amounts due on a debt security;

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reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

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at any time after a change of control has occurred, reduce any premium payable upon a change of control;

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change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

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impair the right of holders to sue for payment;

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adversely affect any right to convert or exchange a debt security in accordance with its terms;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

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modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•
change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:
•
if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

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if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities — Modification or Waiver — Changes Requiring Approval.”
Further Details Concerning Voting
When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:
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for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

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for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

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for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities — Defeasance — Legal Defeasance.”
We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:
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If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

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We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Legal Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:
•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and
•
We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities — Indenture Provisions — Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•
renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•
the title and aggregate number of the rights;

•
the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•
if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•
the number or a formula for the determination of the number of the rights issued to each stockholder;

•
the extent to which the rights are transferable;

•
in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•
in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•
the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•
if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•
the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•
the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•
the terms of any rights to redeem or call the rights;

•
information with respect to book-entry procedures, if any;

•
the terms of the securities issuable upon exercise of the rights;

•
if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•
if applicable, a discussion of certain U.S. Federal income tax considerations; and

•
any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.
DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•
the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:
•
to or through one or more underwriters, initial purchasers, brokers or dealers;

•
through agents to investors or the public;

•
in short or long transactions;

•
through put or call option transactions relating to our common stock;

•
directly to agents or other purchasers;

•
in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
though a combination of any such methods of sale; or

•
through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers or agents in connection with the offering, including:
•
the terms of the offering;

•
the names of any underwriters, dealers or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price of the securities and the proceeds to us from the sale;

•
any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

•
any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•
any delayed delivery arrangements;

•
any public offering price;

•
any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•
any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly in transactions not involving underwriters, dealers or agents.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.
We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Princeton, New Jersey.
EXPERTS
The financial statements of Agile Therapeutics, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.agiletherapeutics.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:
1.
our annual report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 20, 2020 (the “Form 10-K”);

2.
the information contained in our definitive proxy statement on Schedule 14A for our 2020 annual meeting of stockholders filed with the SEC on April 24, 2020, to the extent incorporated by reference in Part III of the Form 10-K;

3.
our quarterly report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 5, 2020;

4.
our quarterly report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 11, 2020;

6.
our current reports on Form 8-K filed with the SEC on January 8, 2020, February 12, 2020, February 21, 2020, April 22, 2020, May 5, 2020 (only the first Form 8-K filed on such date), June 9, 2020, June 29, 2020, and August 17, 2020; and

7.
our description of our common stock contained in the registration statement on Form 8-A, filed on May 20, 2014, as updated by Exhibit 4.1 to the Form 10-K, and including any amendments or reports filed for the purpose of updating such description.

We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:
Agile Therapeutics, Inc.
101 Poor Farm Road
Princeton, NJ 08540
(609) 683-1880

Shares Of Common Stock
Warrants to Purchase up to         Shares of Common Stock

Prospectus Supplement

Oppenheimer & Co.
The date of this prospectus supplement is October   , 2021.